UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2009

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

    On December 7, 2009, NewMarket Corporation (the "Company") entered into a Joinder Agreement (the "Agreement") with JPMorgan Chase Bank, N.A. ("Chase Bank") and SunTrust Bank as administrative agent. The Joinder Agreement adds Chase Bank as an additional Lender under the Company's Second Amended and Restated Revolving Credit Agreement dated as of December 21, 2006 (as amended) (the "Credit Agreement"). Pursuant to the terms of the Joinder Agreement, Chase Bank agreed to provide a $10.75 million commitment under the Credit Agreement.

    As a result of the Joinder Agreement, the total facility commitment under the Credit Agreement is $150 million.

    The Joinder Agreement contains representations, warranties, terms and conditions customary for transactions of this type.

    This summary of the Joinder Agreement is qualified in its entirety by reference to the Joinder Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit

    10.1 Joinder Agreement dated December 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: December 09, 2009	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Joinder Agreement